EXHIBIT 21 - Active Subsidiaries of Registrant

                                                            State of
               Name                                       Organization
               -------------------------------------------------------

               Kinro, Inc.                                Ohio

               Kinro Manufacturing, Inc.                  Delaware

               Kinro Holding, Inc.                        New York

               Kinro Texas Limited Partnership            Texas

               Kinro Tennessee Limited Partnership        Tennessee

               Lippert Components, Inc.                   Delaware

               Lippert Holding, Inc.                      New York

               Lippert Components
                 Manufacturing, Inc.                      Delaware

               Lippert Components Texas
                 Limited Partnership                      Texas

               Lippert Tire & Axle, Inc.                  Delaware

               Shoals Holding, Inc.                       New York

               Lippert Tire & Axle Texas
                 Limited Partnership                      Texas

               Coil Clip, Inc.                            Delaware

               BBD Realty Texas Limited Partnership       Texas

               LD Realty, Inc.                            Delaware

               Lippert Components of Canada, Inc.         Ontario, Canada